                                                                    EXHIBIT 10.1


                                                            COPY AS EXECUTED

                               U.S. $400,000,000

                               CREDIT AGREEMENT

                           Dated as of May 26, 1995

                                     Among

                                SUPERVALU INC.,

                                 as Borrower,
                                 -- --------

                                      and

                            THE BANKS NAMED HEREIN,

                                   as Banks,
                                   -- -----

                                      and

                                CITIBANK, N.A.,

                                   as Agent,
                                   -- -----

                                      and

                       FIRST BANK NATIONAL ASSOCIATION,

                        NATIONSBANK, N.A. (CAROLINAS),

                        PNC BANK, NATIONAL ASSOCIATION

                  and THE FUJI BANK, LIMITED, CHICAGO BRANCH,

                                 as Co-Agents,
                                 -- ---------

                                      and

                  MORGAN GUARANTY TRUST COMPANY OF NEW YORK,

                             ROYAL BANK OF CANADA

                            and SHAWMUT BANK, N.A.,

                               as Lead Managers
                               -- ---- --------

                       T A B L E   O F   C O N T E N T S
                       - - - - -   - -   - - - - - - - -





                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

Section                                                          Page
1.01.  Certain Defined Terms...................................    1
1.02.  Computation of Time Periods.............................   13
1.03.  Accounting Terms........................................   13

                                  ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES


2.01.  The A Advances..........................................   13
2.02.  Making the A Advances...................................   13
2.03.  The B Advances..........................................   15
2.04.  Fees....................................................   19
2.05.  Termination or Reduction of the Commitments.............   19
2.06.  Repayment of A Advances.................................   19
2.07.  Interest on Advances....................................   19
2.08.  Additional Interest on Eurodollar Rate Advances.........   20
2.09.  Interest Rate Determination.............................   20
2.10.  Voluntary Conversion of A Advances......................   22
2.11.  Prepayments of A Advances...............................   22
2.12.  Increased Costs.........................................   22
2.13.  Illegality..............................................   24
2.14.  Payments and Computations...............................   24
2.15.  Sharing of Payments, Etc................................   25
2.16.  Taxes...................................................   26
2.17.  Use of Proceeds.........................................   28


Section                                                                         Page
-------                                                                         ----


                                  ARTICLE III

                             CONDITIONS OF LENDING

   3.01.  Conditions Precedent to the Effectiveness of Sections 2.01 and 2.03... 29
   3.02.  Conditions Precedent to Each A Borrowing.............................. 31
   3.03.  Conditions Precedent to Each B Borrowing.............................. 31

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES


   4.01.  Representations and Warranties of the Borrower........................ 32

                                   ARTICLE V

                           COVENANTS OF THE BORROWER


   5.01.  Affirmative Covenants................................................. 36
   5.02.  Negative Covenants.................................................... 39

                                  ARTICLE VI

                               EVENTS OF DEFAULT


   6.01.  Events of Default..................................................... 44

                                  ARTICLE VII

                                   THE AGENT

Section                                                   Page
-------                                                   ----


       7.01.  Authorization and Action.................... 47
       7.02.  Agent's Reliance, Etc....................... 47
       7.03.  Citibank and Affiliates..................... 48
       7.04.  Lender Credit Decision...................... 48
       7.05.  Indemnification............................. 48
       7.06.  Successor Agent............................. 49



                                 ARTICLE VIII

                                 MISCELLANEOUS


       8.01.  Amendments, Etc............................. 49
       8.02.  Notices, Etc................................ 50
       8.03.  No Waiver; Remedies......................... 50
       8.04.  Costs and Expenses.......................... 50
       8.05.  Right of Setoff............................. 51
       8.06.  Binding Effect.............................. 52
       8.07.  Assignments and Participations.............. 52
       8.08.  Indemnification............................. 55
       8.09.  Governing Law; Submission to Jurisdiction... 55
       8.10.  Execution in Counterparts................... 56
       8.11.  Confidentiality............................. 56
       8.12.  WAIVER OF JURY TRIAL, ETC................... 56

Schedule I -   List of Applicable Lending Offices

Schedule II -  Litigation

Schedule III - Existing Subsidiary Debt

Exhibit A-1 -  Form of A Note

Exhibit A-2 -  Form of B Note

Exhibit B-1 -  Notice of A Borrowing

Exhibit B-2 -  Notice of B Borrowing

Exhibit C -    Form of Assignment and Acceptance

Exhibit D -    Form of Opinion of Dorsey & Whitney, Special Counsel for the
               Borrower

Exhibit E -    Form of Opinion of John Breedlove, Region Counsel of the Borrower

Exhibit F -    Form of Opinion of Shearman & Sterling, Special New York Counsel
               to the Agent

                               CREDIT AGREEMENT

                           Dated as of May 26, 1995


          SUPERVALU INC., a Delaware corporation (the "Borrower"), the banks (the "Banks") listed on the signature pages hereof, CITIBANK, N.A. ("Citibank"), as agent (the "Agent"), FIRST BANK NATIONAL ASSOCIATION, NATIONSBANK, N.A. (CAROLINAS), PNC BANK, NATIONAL ASSOCIATION and THE FUJI BANK, LIMITED, CHICAGO BRANCH, as co-agents (the "Co-Agents"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, ROYAL BANK OF CANADA and SHAWMUT BANK, N.A., as Lead Managers (the "Lead Managers"), for the Lenders hereunder, agree as follows:

                                 ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "A Advance" means an advance by a Lender to the Borrower as part of an A Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance, each of which shall be a "Type" of A Advance.

          "A Borrowing" means a borrowing consisting of simultaneous A Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

          "A Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the A Advances made by such Lender.

          "Advance" means an A Advance or a B Advance.

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with") as used with respect to any Person or group of Persons, shall mean possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Applicable Facility Fee Rate" means, for any period, a percentage per annum equal to the percentage set forth below determined by reference to the higher of (x) the rating of the Borrower's long-term, senior unsecured Debt from S&P or (y) the rating of the Borrower's long-term, senior unsecured Debt from Moody's, in each case as in effect from time to time during such period:


---------------------------------        ---------------------------------
           Borrower's                                Applicable
        Long-Term Senior                         Facility Fee Rate
      Unsecured Debt Rating
         S&P or Moody's
---------------------------------        ---------------------------------
     Level 1
     -------
     A+ or A1                                          .090%
---------------------------------        ---------------------------------
     Level 2
     -------
     Lower than A+ or A1
       but at least A- or A3                           .100%
---------------------------------        ---------------------------------
     Level 3
     -------
     Lower than A- or A3
       but at least BBB or Baa2                        .125%
---------------------------------        ---------------------------------
     Level 4
     -------
     Below BBB or Baa2                                 .200%
---------------------------------        ---------------------------------

     provided that if, at any time, no rating is available from S&P, Moody's or any other nationally recognized statistical rating organization designated by the Borrower and approved in writing by the Majority Lenders, the Applicable Facility Fee Rate shall be .200%.

          "Applicable Interest Rate Margin" means, for any Interest Period, a percentage per annum equal to the percentage set forth below determined by reference to the higher of (x) the rating of the Borrower's long-term, senior unsecured Debt from S&P or (y) the rating of the Borrower's long-term, senior unsecured Debt from Moody's, in each case as in effect on the first day of such Interest Period:


---------------------------------        ---------------------------------
                                         Applicable Interest Rate Margin


---------------------------------        ---------------------------------
                                                  (basis points)
           Borrower's
        Long-Term Senior
     Unsecured Debt Rating
         S&P or Moody's
                                         ---------------------------------
                                           If less than       If 50% or
                                            50% of the       greater of
                                             Lenders'       the Lenders'
                                           Commitments       Commitments
                                            are drawn         are drawn
---------------------------------        ---------------------------------
   Level 1
   -------
   A+ or A1                                   .160%             .210%
--------------------------------         ---------------------------------
   Level 2
   -------
   Lower than A+ or A1                        .175%             .250%
      but at least A- or A3
--------------------------------         ---------------------------------
   Level 3
   -------
   Lower than A- or A3                        .200%             .300%
      but at least BBB or Baa2
--------------------------------         ---------------------------------
   Level 4                                    .350%             .500%
   -------
   Below BBB or Baa2
--------------------------------         ---------------------------------

     provided that if, at any time, no rating is available from S&P, Moody's or any other nationally recognized statistical rating organization designated by the Borrower and approved in writing by the Majority Lenders, the Applicable Interest Rate Margin for such Interest Period shall be .350% if less than 50% of the Lenders' Commitments are drawn and .500% if 50% or greater of the Lenders' Commitments are drawn.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of a B Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office with respect to such B Advance.

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

          "B Advance" means an advance by a Lender to the Borrower as part of a B Borrowing resulting from the auction bidding procedure described in
     Section 2.03.

          "B Borrowing" means a borrowing consisting of simultaneous B Advances from each of the Lenders whose offer to make one or more B Advances as part of such borrowing has been accepted by the Borrower under the auction bidding procedure described in Section 2.03.

          "B Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from a B Advance made by such Lender.

          "B Reduction" has the meaning specified in Section 2.01.

          "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the highest of:

               (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

               (b) 1/2 of one percent per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, in either case adjusted to the nearest 1/16 of one percent or, if there is no nearest 1/16 of one percent, to the next higher 1/16 of one percent; and

               (c) 1/2 of one percent per annum above the Federal Funds Rate.

          "Base Rate Advance" means an A Advance that bears interest as provided in Section 2.07(a)(i).

          "Borrowing" means an A Borrowing or a B Borrowing.

          "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

          "Capital Lease" shall mean a lease meeting one or more of the criteria set forth in paragraph 7 of the Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board (as in effect from time to time or as set forth in a statement of generally accepted accounting principles superseding such paragraph 7).

          "Commitment" has the meaning specified in Section 2.01.

          "Consolidated" refers to the consolidation of accounts of the Borrower and its Subsidiaries in accordance with generally accepted accounting principles, including principles of consolidation, consistently applied.

          "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.09 or 2.10.

          "Current Supervalu Credit Agreement" means the Credit Agreement dated as of October 26, 1992, as amended, supplemented or otherwise modified, among the Borrower, the banks parties thereto, Citibank, as agent, Bankers Trust Company, PNC Bank, National Association (formerly known as Pittsburgh National Bank) and Nationsbank, N.A. (Carolinas) (formerly known as Nationsbank of North Carolina, N.A.), as co-agents, and First Bank National Association, as lead manager.

          "Debt" of any Person means (i) indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services that exceed, on an individual basis, $1,000,000 (for any obligation or group of related obligations), (iv) the present value of all obligations of such Person as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as Capital Leases and (v) all obligations of such Person under direct or indirect guaranties in respect of, and all obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above.

          "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

          "Effective Date" means the first date on which the conditions set forth in Section 3.01 applicable to the effectiveness of Sections 2.01 and
     2.03 have been satisfied.

          "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; (iii) a commercial bank organized under the laws of any other country which is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through such bank's branch or agency located in the United States; (iv) the central bank of any country which is a member of the OECD; (v) a commercial finance company organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; (vi) any Lender; (vii) an Affiliate of any Lender; and (viii) such other bank, company, financial institution or fund to which the Borrower shall consent; provided, however, that notwithstanding anything to the contrary set forth in this Agreement, no Person that is organized under the laws of a jurisdiction outside the United States shall be an Eligible Assignee if, at the time of an assignment pursuant to Section 8.07, such Person would be subject to United States interest withholding tax at a rate greater than zero; provided further, however, that neither the Borrower nor any Affiliate of the Borrower shall qualify as an Eligible Assignee.

          "Environmental Action" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of noncompliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating to any Environmental Law, Environmental Permit or Hazardous Material or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, clean up, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

          "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to the environment, health, safety or Hazardous Materials.

          "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" of any Person means any other Person that for purposes of Title IV of ERISA is a member of such Person's controlled group, or under common control with such Person, within the meaning of
     Section 414 of the Internal Revenue Code of 1986, as amended from time to time.

          "ERISA Event" with respect to any Person means (a) the occurrence of a material reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan of such Person or any of its ERISA Affiliates, unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the application for a minimum funding waiver with respect to any Plan of such Person or any of its ERISA Affiliates; (c) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan, pursuant to
     Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of such

     Person or any of its ERISA Affiliates in the circumstances described in
     Section 4062(e) of ERISA; (e) the withdrawal by such Person or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;
     (f) the failure by such Person or any of its ERISA Affiliates to make a payment to a Plan if the conditions for the imposition of a lien under
     Section 302(f)(1) of ERISA are satisfied; (g) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or
     (h) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates, pursuant to Section 4042 of ERISA (other than subsection (a)(4) thereof), or the occurrence of any event or condition described in Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, such Plan.

          "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

          "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same A Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two (2) Business Days before the first day of such Interest Period in an amount substantially equal to the greater of (i) $1,000,000 and (ii) such Reference Bank's Eurodollar Rate Advance comprising part of such A Borrowing, and for a period equal to such Interest Period. The Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same A Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two (2) Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.09.

          "Eurodollar Rate Advance" means an A Advance that bears interest as provided in Section 2.07(a)(ii).

          "Eurodollar Rate Reserve Percentage" of any Lender for any Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

          "Events of Default" has the meaning specified in Section 6.01.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of nationally recognized standing selected by it.

          "Financial Officer" means, for any Person, the chief executive officer, the chief financial officer, the chief accounting officer, the treasurer or the controller of such Person.

          "Hazardous Materials" means petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, radon gas and any other chemicals, materials or substances designated, classified or regulated as being "hazardous" or "toxic", or words of similar import, under any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance.

          "Insufficiency" means, with respect to any Plan of the Borrower or any of its ERISA Affiliates, the amount, if any, of "unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) for such Plan.

          "Interest Period" means, for each A Advance comprising part of the same A Borrowing, the period commencing on the date of such A Advance or the date of the Conversion of any A Advance into such an A Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period for an A Borrowing shall be (a) in the case of Base Rate Advances, 30 days and (b) in the case of Eurodollar Rate Advances, 1, 2, 3 or 6 months and, if available to all Lenders, 9 or 12 months, in each case as the Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

               (i) the duration of any Interest Period which commences before the Termination Date and would otherwise end after such date shall end on such date;

               (ii) Interest Periods commencing on the same date for A Advances comprising part of the same A Borrowing shall be of the same duration;

               (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, in the case of any Interest Period for a Eurodollar Rate Advance, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

               (iv) whenever the first day of any Interest Period for any Eurodollar Rate Advance occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

          "Lenders" means the Banks and each Eligible Assignee that shall become a party hereto pursuant to Section 8.07(a), (b) and (c).

          "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement concerning property, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

          "Loan Documents" means this Agreement and the Notes.

          "Majority Lenders" means at any time Lenders holding at least 51% of the then aggregate unpaid principal amount of the A Notes held by Lenders, or, if no such principal amount is then outstanding, Lenders having at least 51% of the Commitments.

          "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer Plan" of any Person means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which such Person or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Multiple Employer Plan" of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and at least one Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "Net Earnings" means the Consolidated net income of the Borrower and its Subsidiaries before the payment of dividends on the capital stock of the Borrower determined in accordance with generally accepted accounting principles, consistently applied.

          "Net Worth" means the excess of total assets over total liabilities, total assets and total liabilities each to be determined in accordance with generally accepted accounting principles, consistently applied.

          "Note" means an A Note or a B Note.

          "Notice of A Borrowing" has the meaning specified in Section 2.02(a).

          "Notice of B Borrowing" has the meaning specified in Section 2.03(a).

          "OECD" means the Organization for Economic Cooperation and Development.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor corporation thereto.

          "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means a Single Employer Plan or a Multiple Employer Plan.

          "Reference Banks" means Citibank, NationsBank, N.A. (Carolinas) and Morgan Guaranty Trust Company of New York or any successor Reference Bank appointed pursuant to Section 2.09(d).

          "Register" has the meaning specified in Section 8.07(e).

          "S&P" means Standard & Poor's Rating Group, a division of McGraw-Hill, Inc.

          "Signing Date" means the later of (i) May 26, 1995 and (ii) the date on which counterparts of this Agreement are executed by the Borrower and, as notified to the Borrower by the Agent, each of the Banks.

          "Single Employer Plan" of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and no Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than

     50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "Tangible Net Worth" means the excess of total assets over total liabilities, total assets and total liabilities each to be determined in accordance with generally accepted accounting principles, consistently applied, excluding, however, from the determination of total assets (i) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (ii) all unamortized debt discount and expense and (iii) any items not included in clauses (i) and (ii) above which are treated as intangibles in conformity with generally accepted accounting principles.

          "Termination Date" means the earlier of May 26, 2000 and the date of termination in whole of the Commitments pursuant to Section 2.05 or 6.01.

          "Total Capital" means, as of any date, the sum of (a) Consolidated Debt and (b) Consolidated Net Worth.

          "Type" of Advance shall mean Base Rate Advance or Eurodollar Rate Advance.

          "Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA.

          "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

          SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied.


                                  ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES

          SECTION 2.01. The A Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make A Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on the signature pages hereof or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Agent pursuant to
Section 8.07(e), as such amount may be reduced pursuant to Section 2.05 (such Lender's "Commitment"), provided that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the B Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be applied to the Lenders ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being a "B Reduction"). Each A Borrowing shall be in an aggregate amount not less than $20,000,000 or an integral multiple of $1,000,000 in excess thereof (or, if less, an aggregate amount equal to the difference between the aggregate amount of a proposed B Borrowing requested by the Borrower and the aggregate amount of B Advances offered to be made by the Lenders and accepted by the Borrower in respect of such B Borrowing, if such B Borrowing is made on the same date as such A Borrowing) and shall consist of A Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may from time to time borrow under this Section 2.01, prepay pursuant to Section 2.11(b) and reborrow under this Section 2.01.

          SECTION 2.02. Making the A Advances. (a) Each A Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) (i) on the same Business Day as the proposed A Borrowing in the case of an A Borrowing consisting of Base Rate Advances or (ii) on the third Business Day prior to the date of the proposed A Borrowing in the case of an A Borrowing consisting of Eurodollar Rate Advances, by the Borrower to the Agent, which shall give to each Lender prompt notice thereof by telecopier, telex or cable. Each such notice of an A Borrowing (a "Notice of A Borrowing") shall be by telecopier, telex or cable, confirmed immediately in writing, in substantially the form of Exhibit B-1 hereto, specifying therein the requested
(i) date of such A Borrowing, (ii) Type of A Advances comprising such A Borrowing, (iii) aggregate amount of such A Borrowing, and (iv) in the case of an A Borrowing comprised of Eurodollar Rate Advances, the initial Interest Period for each such A Advance. Each Lender shall, before 1:00 P.M. (New York City time) on the date of such A Borrowing, make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 8.02, in same day funds, such Lender's ratable portion of such A Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at the Agent's aforesaid address not later than 2:00 P.M. (New York City time) on such date.

          (b) Anything in subsection (a) above to the contrary notwithstanding, the Borrower may not select Eurodollar Rate Advances for any A Borrowing if the aggregate amount of such A Borrowing is less than $20,000,000.

          (c) Each Notice of A Borrowing shall be irrevocable and binding on the Borrower. In the case of any A Borrowing that the related Notice of A Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of A Borrowing for such A Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the A Advance to be made by such Lender as part of such A Borrowing when such A Advance, as a result of such failure, is not made on such date.

          (d) Unless the Agent shall have received notice from a Lender (i) by 12:00 Noon on the date of any A Borrowing in the case of any A Borrowing consisting of Base Rate Advances or (ii) by 12:00 Noon on the Business Day prior to the date of any A Borrowing consisting of Eurodollar Rate Advances that such Lender will not make available to the Agent such Lender's ratable portion of such A Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such A Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to A Advances comprising such A Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's A Advance as part of such A Borrowing for purposes of this Agreement.

          (e) The failure of any Lender to make the A Advance to be made by it as part of any A Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its A Advance on the date of such A Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the A Advance to be made by such other Lender on the date of any A Borrowing.

          SECTION 2.03. The B Advances. (a) Each Lender severally agrees that the Borrower may make B Borrowings under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring 15 days prior to the Termination Date in the manner set forth below; provided that, following the making of each B Borrowing, the aggregate amount of the Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders (computed without regard to any B Reduction).

          (i) The Borrower may request a B Borrowing under this Section 2.03 by delivering to the Agent, by telecopier, telex or cable, confirmed immediately in writing, a notice of a B Borrowing (a "Notice of B Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying therein the date and aggregate amount of the proposed B Borrowing, the maturity date for repayment of each B Advance to be made as part of such B Borrowing (which maturity date may be (i) 14 to 180 days after the date of the B Borrowing in the case of fixed rate B Borrowings and (ii) 30 to 180 days after the date of the B Borrowing in the case of floating rate B Borrowings, but in either case may not be later than the Termination Date), the interest payment date or dates relating thereto, and any other terms to be applicable to such B Borrowing, not later than 10:00 A.M. (New York City time) (A) at least one (1) Business Day prior to the date of the proposed B Borrowing, if the Borrower shall specify in the Notice of B Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum and (B) at least four (4) Business Days prior to the date of the proposed B Borrowing, if the Borrower shall specify in the Notice of B Borrowing that the rates of interest to be offered by the Lenders shall be floating rates per annum. The Agent shall in turn promptly notify by telecopy each Lender of each request for a B Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of B Borrowing.

          (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more B Advances to the Borrower as part of such proposed B Borrowing at a rate or rates of interest specified by such Lender in its sole discretion (but conforming to the Borrower's Notice of B Borrowing in respect thereof), by notifying the Agent (which shall give prompt notice thereof to the Borrower), before 10:00 A.M. (New York City time) (A) on the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (A) of paragraph (i) above and
     (B) three (3) Business Days before the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (B) of paragraph (i) above, of the minimum amount and maximum amount of each B Advance which such Lender would be willing to make as part of such proposed B Borrowing (which amounts may exceed such Lender's Commitment), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such B Advance; provided that, if the Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 9:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Agent by the other Lenders. Unless the Agent shall have received notice from a Lender before 10:00 A.M. in accordance with the immediately preceding sentence, the Agent and the Borrower may assume that such Lender has elected not to make such an offer pursuant to this Section 2.03(a)(ii).

          (iii) The Borrower shall (A) before 11:00 A.M. (New York City time) on the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (A) of paragraph (i) above and (B) before 1:00 P.M. (New York City time) on the Business Day that is three (3) Business Days before the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (B) of paragraph (i) above, either:

               (x) cancel such B Borrowing by giving the Agent notice to that effect, or

               (y) accept one or more of the offers made by any Lender or Lenders pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Agent of the amount of each B Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Agent on behalf of such Lender for such B Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such B Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Agent notice to that effect.

               The acceptance of offers by the Borrower pursuant to this clause
     (B) shall be on the basis of ascending rates of interest contained in the offers made by Lenders pursuant to paragraph (ii) above; provided that, in the event that two or more of such offers contain the same rate of interest for a greater aggregate principal amount than the amount specified in such Notice of B Borrowing (less the aggregate principal amount of all such offers containing lower rates of interest that have been accepted by the Borrower pursuant to this clause (B)), the Borrower shall have sole discretion (subject to any minimum and maximum amount specified in any such offer) to accept one or more of the offers at such rate of interest and to reject any remaining offers at such rate of interest.

          (iv) If the Borrower notifies the Agent that such B Borrowing is cancelled pursuant to paragraph (iii)(x) above, the Agent shall give prompt notice thereof to the Lenders and such B Borrowing shall not be made.

          (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such B Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Borrower, (B) each Lender that is to make a B Advance as part of such B Borrowing, of the amount of each B Advance to be made by such Lender as part of such B Borrowing and
     (C) each Lender that is to make a B Advance as part of such B Borrowing, upon receipt, that the Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make a B Advance as part of such B Borrowing shall, before 12:00 noon (New York City time) on the date of such B Borrowing specified in the notice received from the Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 8.02 such Lender's portion of such B Borrowing, in same day funds. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Agent of such funds, the Agent will make such funds available to the Borrower at the Agent's aforesaid address. Promptly after each B Borrowing the Agent will notify each Lender of the amount of the B Borrowing, the consequent B Reduction and the dates upon which such B Reduction commenced and will terminate.

          (vi) If the Borrower notifies the Agent that it accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, such notice of acceptance shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the related Notice of B Borrowing for such B Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the B Advance to be made by such Lender as part of such B Borrowing when such B Advance, as a result of such failure, is not made on such date.

          (b) Each B Borrowing shall be in an aggregate amount not less than $15,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of each B Borrowing, the Borrower shall be in compliance with the limitation set forth in the proviso to the first sentence of subsection
(a) above.

          (c) Within the limits and on the conditions set forth in this Section 2.03, the Borrower may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection (d) below, and reborrow under this Section 2.03, provided that a B Borrowing shall not be made within three (3) Business Days of the date of any other B Borrowing.

          (d) The Borrower shall repay to the Agent for the account of each Lender that has made a B Advance, or each other holder of a B Note, on the maturity date of each B Advance (such maturity date being that specified by the Borrower for repayment of such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above and provided in the B Note evidencing such B Advance), the then unpaid principal amount of such B Advance. The Borrower shall have no right to prepay any principal amount of any B Advance unless, and then only on the terms, specified by the Borrower for such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above and set forth in the B Note evidencing such B Advance.

          (e) The Borrower shall pay interest on the unpaid principal amount of each B Advance from the date of such B Advance to the date the principal amount of such B Advance is repaid in full, at the rate of interest for such B Advance specified by the Lender making such B Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by the Borrower for such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above, as provided in the B Note evidencing such B Advance.

          (f) The indebtedness of the Borrower resulting from each B Advance made to the Borrower as part of a B Borrowing shall be evidenced by a separate B Note of the Borrower payable to the order of the Lender making such B Advance. Upon the repayment in full of the indebtedness of Borrower resulting from such B Advance, the holder of the B Note evidencing such indebtedness shall return such B Note to the Borrower at its address specified pursuant to Section 8.02.

          SECTION 2.04. Fees. (a) Facility Fee. The Borrower agrees to pay to the Agent for the account of each Lender a facility fee on the amount of such Lender's Commitment (whether used or unused and without giving effect to any B Reductions) from the Signing Date in the case of each Bank or, in the case of each other Lender, from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender until the Termination Date, payable on the first day of each March, June, September and December during the term of such Lender's Commitment, commencing September 1, 1995, and on the Termination Date, at a rate per annum equal to the Applicable Facility Fee Rate in effect from time to time.

          (b) Agent's Fees. The Borrower shall pay to the Agent for its own account such fees, and at such times, as set forth in the letter dated May 1, 1995 between the Borrower and the Agent.

          SECTION 2.05. Termination or Reduction of the Commitments. Voluntary Reduction. The Borrower shall have the right, upon at least three (3) Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount that is less than the aggregate principal amount of the Advances then outstanding; and provided further that each partial reduction shall be in the aggregate amount of $25,000,000 or an integral multiple of $1,000,000 in excess thereof.

          SECTION 2.06. Repayment of A Advances. The Borrower shall repay the principal amount of each A Advance made by each Lender in accordance with the A Note to the order of such Lender.

          SECTION 2.07. Interest on Advances. (a) Ordinary Interest on A Advances. The Borrower shall pay interest on the unpaid principal amount of each A Advance made by each Lender from the date of such A Advance until such principal amount shall be paid in full, at the following rates per annum:

          (i) Base Rate Advances. If such A Advance is a Base Rate Advance, a rate per annum equal at all times to, from the date hereof to the Termination Date, the Base Rate in effect from time to time, payable monthly on the last day of each Interest Period and on the date such Base Rate Advance shall be Converted or paid in full.

          (ii) Eurodollar Rate Advances. If such A Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such A Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such A Advance plus (y) the Applicable Interest Rate Margin, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

          (b) Default Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance that is not paid when due and on the unpaid amount of all interest, fees and other amounts payable hereunder that is not paid when due, payable on demand, at a rate per annum equal at all times to 2% per annum above the Base Rate in effect from time to time.

          SECTION 2.08. Additional Interest on Eurodollar Rate Advances. The Borrower shall pay to each Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender, from the date of such A Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such A Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such A Advance. Such additional interest shall be determined by such Lender and notified in writing to the Borrower through the Agent.

          SECTION 2.09. Interest Rate Determination. (a) Each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

          (b) The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.07(a)(i) or (ii), and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under Section 2.07(a)(ii).

          (c) If fewer than two Reference Banks furnish timely information to the Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances,

          (i) the Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances,

          (ii) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance) and

          (iii) the obligation of the Lenders to make, or to Convert A Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that two or more Reference Banks have furnished timely information to the Agent for the purpose of determining the Eurodollar Rate.

          (d) If any Reference Bank shall fail to furnish timely information to the Agent pursuant to this Section 2.09 the Borrower may, with the consent of the Agent (which consent shall not be unreasonably withheld), appoint another Lender as a replacement for such Reference Bank.

          (e) If, with respect to any Eurodollar Rate Advances, the Majority Lenders notify the Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon

          (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and

          (ii) the obligation of the Lenders to make, or to Convert A Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

          (f) If the Borrower shall fail to select a new Interest Period for any outstanding Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

          (g) On the date on which the aggregate unpaid principal amount of A Advances comprising any A Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $20,000,000, such A Advances shall, if they are Eurodollar Rate Advances, automatically Convert into Base Rate Advances, and on and after such date the right of the Borrower to Convert such A Advances into Eurodollar Rate Advances shall terminate; provided, however, that, if and so long as each such A Advance shall be of the same Type and have the same Interest Period as A Advances comprising another A Borrowing or other A Borrowings, and the aggregate unpaid principal amount of all such A Advances shall equal or exceed $20,000,000, the Borrower shall have the right to continue all such A Advances as, or to Convert all such A Advances into, Advances of such Type having such Interest Period.

          SECTION 2.10. Voluntary Conversion of A Advances. The Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.09 and 2.13, Convert all A Advances of one Type comprising the same A Borrowing into A Advances of the other Type; provided, however, that any Conversion of any Eurodollar Rate Advances into Base Rate Advances shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Advances and any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than $20,000,000; and provided further, however, that the Borrower shall not convert any Base Rate Advances into Eurodollar Rate Advances if a Default has occurred and is continuing. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the A Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such A Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

          SECTION 2.11. Prepayments of A Advances. (a) The Borrower shall have no right to prepay any principal amount of any A Advances other than as provided in subsection (b) below.

          (b) The Borrower may, upon at least one (1) Business Day's notice in the case of Base Rate Advances, and three (3) Business Days' notice in the case of Eurodollar Rate Advances to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the A Advances comprising part of the same A Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount not less than $1,000,000 or an integral multiple thereof and
(y) in the case of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(b).

          SECTION 2.12. Increased Costs. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law, regulation, rule or guideline promulgated or made after the date this Agreement is executed and delivered by the Borrower or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) promulgated or made after the date this Agreement is executed and delivered by the Borrower, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Borrower shall from time to time, upon written demand by such Lender (with a copy of such written demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate, made in good faith and in reasonable detail, as to the amount of such increased cost, submitted to the Borrower and the Agent by such Lender, shall, except for demonstrable or calculation error, be conclusive and binding for all purposes.

          (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) promulgated or made after the date this Agreement is executed and delivered by the Borrower affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, within 30 days after written notice and demand from such Lender (with a copy of such demand to the Agent), the Borrower shall immediately pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder; provided that the Borrower shall not be obligated to pay any such additional amounts that are attributable to the period (the "Excluded Period") ending 90 days prior to the Borrower's receipt of such written notice; provided further, however, that to the extent such additional amounts accrue during the Excluded Period because of the retroactive effect of the applicable law, rule, regulation, guideline or request promulgated during the 90 day period prior to the Borrower's receipt of such written notice, the limitation set forth in the foregoing proviso shall not apply. A certificate, made in good faith and in reasonable detail, as to such amounts submitted to the Borrower and the Agent by such Lender shall, except for demonstrable or calculation error, be conclusive and binding for all purposes.

          (c) Any Lender claiming any additional amounts payable pursuant to this Section 2.12 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

          (d) Any Lender claiming any additional amounts payable pursuant to this Section 2.12 shall, if no Default has occurred and is continuing, upon the request of the Borrower delivered to such Lender and the Agent, assign, pursuant to and in accordance with the provisions of Section 8.07, all of its rights and obligations under this Agreement and under the Notes to an Eligible Assignee selected by the Borrower in consideration for (i) the payment by such assignee to the assigning Lender of the principal of, and interest accrued and unpaid to the date of such assignment on, the Note or Notes of such Lender, (ii) the payment by the Borrower to the assigning Lender of any and all other amounts owing to such Lender under any provision of this Agreement accrued and unpaid to the date of such assignment and (iii) the Borrower's release of the assigning Lender from any further obligation or liability under this Agreement. The processing and recordation fee required under Section 8.07(a) for such assignment shall be paid by the Borrower. Notwithstanding anything to the contrary in this Section 2.12(d), in no event shall the replacement of any Lender result in a decrease or reallocation of the aggregate Commitments without the written consent of the Majority Lenders.

          SECTION 2.13. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (i) the obligation of such Lender to make, or to Convert A Advances into, Eurodollar Rate Advances shall be suspended until such Lender shall notify the Borrower and the Agent that the circumstances causing such suspension no longer exist and (ii) the Borrower shall, on the last day of the Interest Period then applicable thereto or, if it is unlawful for such Lender to maintain such Eurodollar Advances for the balance of any such Interest Period, on the last day on which the Borrower has been notified by such Lender that such Eurodollar Advances may be lawfully maintained, Convert all Eurodollar Rate Advances of such Lender then outstanding into Base Rate Advances in accordance with Section 2.10.

          SECTION 2.14. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes not later than 12:00 Noon (New York City time) on the day when due in U.S. dollars to the Agent at its address referred to in Section 8.02 in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.03, 2.08, 2.12, 2.16 or 8.04(b)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (b) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate (for all purposes other than the calculation of the Base Rate) and of facility fees shall be made by the Agent, and all computations of interest pursuant to Section 2.08 shall be made by a Lender, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Agent (or, in the case of Section 2.08, by a Lender) of an interest rate hereunder shall be conclusive and binding for all purposes, absent calculation or demonstrable error.

          (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

          (d) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

          SECTION 2.15. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the A Advances owing to it (other than pursuant to Section 2.08, 2.12, 2.16 or 8.04(b)) in excess of its ratable share of payments on account of the A Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the A Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          SECTION 2.16. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.14, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, net income taxes that are imposed by the United States and franchise taxes and net income taxes that are imposed on such Lender or the Agent by the state or foreign jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, franchise taxes and net income taxes that are imposed on such Lender by the state or foreign jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

          (c) The Borrower will indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.16) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

          (d) Each Lender shall, at the time of any written demand for indemnification as set forth in subsection (c) above, provide to the Borrower a receipt for, or other evidence of the payment of, Taxes or Other Taxes to be indemnified under this Section 2.16.

          (e) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Agent, at its address referred to in Section 8.02, appropriate evidence of payment thereof.

          (f) For purposes of this Section 2.16, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code of 1986, as amended from time to time.

          (g) Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank, and on the date of the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long thereafter as such Lender remains lawfully able to do so), provide the Agent and the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments of interest pursuant to this Agreement or the Notes. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to the extent such tax results in liability for such payments, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States interest withholding tax, if any, applicable with respect to the Lender assignee on such date.

          (h) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in subsection (g) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under subsection (g)), such Lender shall not be entitled to indemnification under subsection (a) or (c) with respect to Taxes imposed by the United States; provided, however, that, should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

          (i) Any Lender claiming any additional amounts payable pursuant to this Section 2.16 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

          (j) In the event the Borrower is required pursuant to this Section
2.16 to pay any amount to any Lender or the Agent or on the behalf of any of them to any taxing authority, such Lender shall, if no Default has occurred and is continuing, upon the request of the Borrower delivered to such Lender and the Agent, assign, pursuant to and in accordance with the provisions of Section 8.07, all of its rights and obligations under this Agreement and under the Notes to an Eligible Assignee selected by the Borrower in consideration for (i) the payment by such assignee to the assigning Lender of the principal of, and interest accrued and unpaid to the date of such assignment on, the Note or Notes of such Lender, (ii) the payment by the Borrower to the assigning Lender of any and all other amounts owing to such Lender under any provision of this Agreement accrued and unpaid to the date of such assignment and (iii) the Borrower's release of the assigning Lender from any further obligation or liability under this Agreement. The processing and recordation fee required under Section 8.07(a) for such assignment shall be paid by the Borrower. Notwithstanding anything to the contrary in this Section 2.16(j), in no event shall the replacement of any Lender result in a decrease or reallocation of the aggregate Commitments without the written consent of the Majority Lenders.

          Section 2.17. Use of Proceeds. The proceeds of the Advances shall be available, and the Borrower agrees that it will use such proceeds, solely for the general corporate purposes of the Borrower and its Subsidiaries.

                                  ARTICLE III

                             CONDITIONS OF LENDING

          SECTION 3.01.  Conditions Precedent to the Effectiveness of Sections
2.01 and 2.03. The effectiveness of Sections 2.01 and 2.03 is subject to the following conditions precedent:

          (a) This Agreement (including all schedules, exhibits, certificates and opinions delivered pursuant hereto) shall be in full force and effect and shall not have been terminated.

          (b) There shall have occurred no material adverse change in the condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken as a whole, since February 26, 1994, provided, however, that without limiting the generality of the foregoing, the restructuring charge of $244,000,000 taken in the third quarter of the Borrower's 1995 fiscal year shall not be deemed to constitute a material adverse change for purposes of this Section 3.01(b).

          (c) There shall exist no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to result in a material adverse change in the condition (financial or otherwise) or results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole, other than the matters described on Schedule II hereto (the "Disclosed Litigation") or
     (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby, and there shall have been no adverse change in the status, or financial effect on the Borrower or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule II hereto.

          (d) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

          (e) The Borrower shall have notified each Lender and the Agent in writing as to the proposed Effective Date.

          (f) The Borrower shall have paid all accrued fees and expenses of the Agent that have been billed (including the accrued fees and expenses of counsel to the Agent).

          (g) The Agent shall have received on or before the Effective Date the following, each dated such date, in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Lender:

               (i) the A Notes payable to the order of the Lenders, respectively,

               (ii) certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action and government approvals, if any, with respect to this Agreement and the Notes,

               (iii) a certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder,

               (iv) a copy of a certificate of the Secretary of State of the State of Delaware (as of a date reasonably near the Effective Date) that (a) attached thereto is a true and correct copy of the Borrower's charter and each amendment thereto, (b) such amendments are the only amendments to the Borrower's charter on file in his office, (c) the Borrower has paid all franchise taxes to the date of such certificate and (d) the Borrower is duly incorporated and in good standing under the laws of Delaware,

               (v) a certificate of the Borrower, signed by its President or a Vice President and its Secretary or any Assistant Secretary, dated the Effective Date, certifying (a) as to the absence of any amendments to the charter of the Borrower since the date of the Secretary of State's certificate from the State of Delaware, (b) that attached is a true and correct copy of the by-laws of the Borrower as in effect on the Effective Date, (c) as to the due incorporation and good standing of the Borrower as a corporation organized under the laws of the state of Delaware, and the absence of any proceeding for the dissolution or liquidation of the Borrower, (d) as to the truth and correctness of the representations and warranties contained in Section 4.01 of this Agreement as though made on and as of the Effective Date and (e) as to the absence of any event occurring and continuing, or resulting from the effectiveness of Sections 2.01 and 2.03, if any, that constitutes a Default,

               (vi) a favorable opinion of Dorsey & Whitney, special counsel for the Borrower, substantially in the form of Exhibit D hereto and as to such other matters as any Lender through the Agent may reasonably request,

               (vii) a favorable opinion of John Breedlove, Region Counsel of the Borrower, substantially in the form of Exhibit E hereto and as to such other matters as any Lender through the Agent may reasonably request,

               (viii) a favorable opinion of Shearman & Sterling, special New York counsel to the Agent, substantially in the form of Exhibit F hereto,

               (ix) evidence of the termination of the commitments under the Current Supervalu Credit Agreement, and payment of all amounts owing thereunder, and

               (x) such other approvals, opinions or documents as any Lender, through the Agent, may reasonably request.

          SECTION 3.02. Conditions Precedent to Each A Borrowing. The obligation of each Lender to make an A Advance on the occasion of each A Borrowing (including the initial A Borrowing) resulting in an increase in the aggregate amount of outstanding A Advances shall be subject to the further conditions precedent that on the date of such A Borrowing the following statements shall be true (and each of the giving of the applicable Notice of A Borrowing and the acceptance by the Borrower of the proceeds of such A Borrowing shall constitute a representation and warranty by the Borrower that on the date of such A Borrowing such statements are true):

          (i) the representations and warranties contained in Section 4.01 (excluding that contained in the last sentence of subsection (e) thereof) are correct on and as of the date of such A Borrowing, before and after giving effect to such A Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

          (ii) no event has occurred and is continuing, or would result from such A Borrowing or from the application of the proceeds therefrom, which constitutes a Default.

          SECTION 3.03. Conditions Precedent to Each B Borrowing. The obligation of each Lender that is to make a B Advance on the occasion of a B Borrowing (including the initial B Borrowing) to make such B Advance as part of such B Borrowing is subject to the conditions precedent that (i) the Agent shall have received the written confirmatory Notice of B Borrowing with respect thereto, (ii) (x) in the case of any B Borrowing (except as otherwise set forth in subclause (y) below), on or before the date of such B Borrowing, but prior to such B Borrowing, and (y) in the case of same day, fixed rate B Borrowings, promptly after any such B Borrowing, the Agent shall have received a B Note payable to the order of such Lender for each of the one or more B Advances to be made by such Lender as part of such B Borrowing, in a principal amount equal to the principal amount of the B Advance to be evidenced thereby and otherwise on such terms as were agreed to for such B Advance in accordance with Section 2.03 and (iii) on the date of such B Borrowing the following statements shall be true (and each of the giving of the applicable Notice of B Borrowing and the acceptance by the Borrower of the proceeds of such B Borrowing shall constitute a representation and warranty by the Borrower that on the date of such B Borrowing such statements are true):

          (a) the representations and warranties contained in Section 4.01 (excluding that contained in the last sentence of subsection (e) thereof) are correct on and as of the date of such B Borrowing, before and after giving effect to such B Borrowing and to the application of the proceeds therefrom, as though made on and as of such date,

          (b) no event has occurred and is continuing, or would result from such B Borrowing or from the application of the proceeds therefrom, which constitutes a Default and

          (c) no event has occurred and no circumstance exists as a result of which the information concerning the Borrower that has been provided to the Agent and each Lender by the Borrower in connection herewith would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

          SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

          (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) The execution, delivery and performance by the Borrower of this Agreement and the Notes, and the consummation of the transactions contemplated hereunder, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not (a) contravene the Borrower's charter or by-laws, (b) violate any law, rule, regulation, order, writ, judgment, determination or award binding on or affecting the Borrower or (c) conflict with or result in the breach of, or constitute a default under, any agreement or instrument binding on or affecting the Borrower.

          (c) This Agreement has been, and each of the Notes when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement is, and the Notes when delivered hereunder will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

          (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, or any third party that is a party to any agreement or instrument binding on the Borrower is required for the due execution, delivery or performance by the Borrower of this Agreement or the Notes, or for the consummation of the transactions contemplated by this Agreement.

          (e) The Consolidated balance sheet of the Borrower and its Subsidiaries as at February 26, 1994, and the related statements of income and retained earnings of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of DeLoitte & Touche, LLP, independent public accountants, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at December 3, 1994, and the related statements of income and retained earnings of the Borrower and its Subsidiaries for the three fiscal quarters then ended, duly certified by a Financial Officer of the Borrower, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheet as at December 3, 1994, and said statements of income and retained earnings for the three fiscal quarters then ended, to year-end audit adjustments, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Since February 26, 1994, there has been no material adverse change in such condition or operations, provided, however, that without limiting the generality of the foregoing, the restructuring charge of $244,000,000 taken in the third quarter of the Borrower's 1995 fiscal year shall not be deemed to constitute a material adverse change for purposes of this Section 4.01(e).

          (f) Except as set forth on Schedule II, there is no pending or threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, that (a) is likely to result in a material adverse change in the condition (financial or otherwise) or results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole, or (b) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.

          (g) (i) No information, exhibit or report furnished by or on behalf of the Borrower to the Agent or any Lender in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading in light of the circumstances under which such statements were made; and
     (ii) all financial projections that have been provided by or on behalf of the Borrower to the Agent or any Lender were prepared in good faith based on reasonable assumptions (it being understood that such projections are subject to significant uncertainties and contingencies beyond the Borrower's control, and that no assurance can be given that the projections will be realized).

          (h) Following application of the proceeds of each Advance, not more than 25 percent of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 5.02(a) or Section 5.02(c) or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Debt and within the scope of Section 6.01(d) will be margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

          (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan of the Borrower or any of its ERISA Affiliates that has resulted in or is reasonably likely to result in a material liability of the Borrower or any of its ERISA Affiliates.

          (j) Schedule B (Actuarial Information) to the 1994 annual report (Form 5500 Series) for each Plan of the Borrower or any of its ERISA Affiliates, copies of which have been filed with the Internal Revenue Service and furnished to the Lenders, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

          (k) Neither the Borrower nor any of its ERISA Affiliates has incurred or is reasonably expected to incur any material Withdrawal Liability to any Multiemployer Plan.

          (l) Neither the Borrower nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan of the Borrower or any of its ERISA Affiliates that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA, if as a result thereof the Borrower or any of its ERISA Affiliates would incur or would reasonably be expected to incur, any material liability.

          (m) The aggregate annualized amount paid (including, without limitation, the cost of insurance premiums) with respect to post-retirement benefits under Welfare Plans for which the Borrower and its Subsidiaries are liable does not exceed $8,000,000.

          (n) Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns which are required to be filed, and all taxes related to such returns and any assessments made against it or any of its respective properties and all other taxes, fees or other charges imposed on it or any of its respective properties by any governmental authority (other than those the amount or validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles have been provided on the books of the Borrower or its Subsidiaries as the case may be) have been paid, except to the extent the failure to make such filings or payments would not have a material adverse effect on the condition (financial or otherwise) or results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole.

          (o) Neither the Borrower nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promotor" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

          (p) The operations and properties of the Borrower and each of its Subsidiaries comply in all material respects with all Environmental Laws, all necessary Environmental Permits have been obtained and are in effect for the operations and properties of the Borrower and its Subsidiaries and the Borrower and its Subsidiaries are in compliance in all material respects with all such Environmental Permits, except to the extent that any such non-compliance or failure to obtain any necessary permits could not reasonably be expected to result in a material adverse change in the condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken as a whole. No circumstances exist that could be reasonably likely to (i) form the basis of an Environmental Action against the Borrower or any of its Subsidiaries or any of their respective properties that could have a material adverse effect on the condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken as a whole, or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could have a material adverse effect on the condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken as a whole.


                                   ARTICLE V

                           COVENANTS OF THE BORROWER

          SECTION 5.01. Affirmative Covenants. So long as any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will, unless the Majority Lenders shall otherwise consent in writing:

          (a) Compliance with Laws, Payment of Taxes, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all material applicable laws (including, without limitation, ERISA), rules, regulations and orders, such compliance to include, without limitation, paying and discharging before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith and for which appropriate reserves have been made in accordance with generally accepted accounting principles.

          (b) Preservation of Corporate Existence, Etc. Preserve and maintain its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Borrower may consummate any merger or consolidation permitted under Section 5.02(b), and provided further that the Borrower shall not be required to preserve any right or franchise if the Borrower shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and that the loss thereof is not disadvantageous in any material respect to the Borrower.

          (c) Keeping of Books. Keep, and cause each Subsidiary to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each Subsidiary in order to permit the Borrower to prepare Consolidated financial statements of the Borrower in accordance with generally accepted accounting principles in effect from time to time.

          (d) Tangible Net Worth. Maintain Consolidated Tangible Net Worth of the Borrower and its Subsidiaries, during each fiscal year of the Borrower ending after the fiscal year ended February 26, 1995, of not less than the sum of (A) $493,262,158 plus (B) an amount equal to sixty percent (60%) of the positive Consolidated Net Earnings of the Borrower and its Subsidiaries on a cumulative basis for each of the complete fiscal years of the Borrower after the fiscal year ended February 26, 1995; provided that the minimum Consolidated Tangible Net Worth required under this Section 5.01(d) shall be adjusted in accordance with generally accepted accounting principles to eliminate any increase or decrease in Tangible Net Worth attributable to
     (x) the sale by the Borrower of its remaining interest in ShopKo Stores Inc. and (y) purchases by the Borrower after February 26, 1995 of up to 5,000,000 shares of its outstanding common stock, $1.00 par value per share, based on the purchase price thereof in an aggregate amount not to exceed $150,000,000.

          (e) Leverage Ratio. Maintain at all times a ratio of Consolidated Debt to Total Capital of not more than the amount set forth below during each period set forth below:

                   Period                                 Ratio
     ----------------------------------                   -----

     From the date of
     this Agreement   -  2/28/97                          .65:1
         3/1/97       -  and thereafter                   .63:1

          (f) Reporting Requirements.  Furnish to the Lenders:

          (i) (x) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, the Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated statements of income and retained earnings of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified by a Financial Officer of the Borrower as having been prepared in accordance with generally accepted accounting principles;

               (y) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the Consolidated annual report for such year for the Borrower and its Subsidiaries, containing Consolidated financial statements for such year, certified in a manner acceptable to the Majority Lenders by Deloitte & Touche or other nationally recognized independent public accountants; and

               (z) together with each delivery of financial statements required by clauses (x) and (y) above, a certificate of a Financial Officer (A) stating that the signer has reviewed or caused to be reviewed under his or her supervision the terms of this Agreement and the Notes and the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence as at the date of such certificate of any condition or event that constitutes a Default, and (B) setting forth (except to the extent specifically set forth in such financial statements) information in reasonable detail necessary to demonstrate the Borrower's compliance as at the end of such accounting period with Sections 5.01(d) and 5.01(e) (including, but not limited to, in the case of Section 5.01(e), a description of and amounts comprising the elements of Consolidated Debt, each determined in accordance with generally accepted accounting principles);

               (ii) as soon as possible and in any event within five (5) days after any Financial Officer of the Borrower has knowledge of the occurrence of each Default continuing on the date of such statement, a statement of a Financial Officer of the Borrower setting forth the details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

               (iii) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its shareholders, and copies of all reports and registration statements which the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

               (iv) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan of the Borrower or any of its ERISA Affiliates, provided that this clause (iv) shall apply only to the extent that the total "current liability" indicated on any such Schedule B exceeds $2,000,000;

               (v) promptly and in any event within 10 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any ERISA Event has occurred, a statement of a Financial Officer of the Borrower describing such ERISA Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto;

               (vi) promptly and in any event within two Business Days after receipt thereof by the Borrower or any of its ERISA Affiliates, copies of each notice from the PBGC stating its intention to terminate any Plan of the Borrower or any of its ERISA Affiliates or to have a trustee appointed to administer any Plan of the Borrower or any of its ERISA Affiliates;

               (vii) promptly and in any event within five Business Days after receipt thereof by the Borrower or any of its ERISA Affiliates from the sponsor of a Multiemployer Plan of the Borrower or any of its ERISA Affiliates, a copy of each notice received by the Borrower or any of its ERISA Affiliates concerning (a) (x) the imposition of Withdrawal Liability in an amount exceeding $2,000,000 by a Multiemployer Plan of the Borrower or any of its ERISA Affiliates or
          (y) the reorganization or termination, within the meaning of Title IV of ERISA, of any Multiemployer Plan of the Borrower or any of its ERISA Affiliates that has resulted or is reasonably expected to result in a liability of the Borrower or any of its ERISA Affiliates in an amount exceeding $2,000,000 and (b) the amount of liability incurred, or that may be incurred, by the Borrower or any of its ERISA Affiliates in connection with any event described in subclause (x) or (y) above;

               (viii) promptly after commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the Borrower or any of its Subsidiaries of the type described in Section 4.01(f); and

               (ix) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

          (g) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

          (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted; provided however that neither the Borrower nor any of its Subsidiaries shall be required to maintain or preserve any properties if the Borrower determines, in its reasonable business judgment, that the maintenance and preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower or such Subsidiary.

          SECTION 5.02. Negative Covenants. So long as any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not, without the written consent of the Majority Lenders:

          (a) Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure or provide for the payment of any Debt of any Person, other than:

               (i) purchase money Liens upon or in any property acquired or held by the Borrower or any Subsidiary of the Borrower in the ordinary course of business to secure the purchase price of such property, or

               (ii) in the case of the Borrower, purchase money Liens to secure Debt incurred solely for the purpose of financing the acquisition of any real property, fixtures or equipment acquired by the Borrower with the proceeds of such Debt, or

               (iii) in the case of any Subsidiary of the Borrower, purchase money Liens to secure Debt incurred by such Subsidiary solely to finance the purchase price of real property, fixtures or equipment to the extent permitted pursuant to clause (ii) of Section 5.02(d), provided that no such Lien shall secure greater than 75% of the fair market value of the real property, fixtures or equipment purchased with such Debt as reasonably determined at the time of the creation of such Lien by the authorized officers or Board of Directors of the Borrower, as the case may be, in a manner consistent with the Borrower's standard procedure, or

               (iv) in the case of any Subsidiary of the Borrower, purchase money Liens to secure Debt assumed by such Subsidiary solely in connection with the acquisition of real property, fixtures or equipment to the extent permitted pursuant to clause (iii) of Section 5.02(d), provided that no such Lien shall secure greater than 75% of the fair market value of the real property, fixtures or equipment so acquired as reasonably determined at the time of the assumption of such Debt by the authorized officers or Board of Directors of the Borrower, as the case may be, in a manner consistent with the Borrower's standard procedure, or

               (v) in the case of any Subsidiary of the Borrower, Liens to secure Debt assumed solely in connection with an acquisition to the extent permitted pursuant to clause (iv) of Section 5.02(d), provided that no such Lien shall secure greater than 75% of the fair market value of the assets of the Person so acquired by such Subsidiary as reasonably determined at the time of the assumption of such Debt by the authorized officers or Board of Directors of the Borrower, as the case may be, in a manner consistent with the Borrower's standard procedure (excluding from the determination of the fair market value of the assets of the acquired Person all amounts attributable to intangible assets thereof including, but not limited to, goodwill, licenses and rights in any thereof, trade names, trademarks and other similar intangibles), or

               (vi) in the case of the Borrower, Liens existing on property at the time of the acquisition thereof by the Borrower (other than any such Lien created in contemplation of such acquisition that was not incurred to finance the acquisition of such property), or

               (vii) Any extensions, renewals or replacements of any of the Liens permitted by subclauses (i) through (vi) above or subclause (x) below for the same or a lesser amount, provided, however, that no such Liens shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced, or

               (viii) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been made in accordance with generally accepted accounting principles, or

               (ix) Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business, or

               (x) Liens existing on the date hereof, or

               (xi) other Liens securing Debt which, together with any Debt incurred solely pursuant to clause (viii) of Section 5.02(d), does not exceed $100,000,000 in aggregate principal amount at any time outstanding.

          (b) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or permit any of its Subsidiaries to do so, except that:

               (i) any Subsidiary of the Borrower may merge or consolidate with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with any one or more other Subsidiaries of the Borrower,

               (ii) the Borrower or any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any of its assets to the Borrower or any Subsidiary of the Borrower, as the case may be,

               (iii) the Borrower or any Subsidiary of the Borrower may merge with any other corporation, provided that the Borrower or such Subsidiary shall be the continuing or surviving corporation, and

               (iv) the Borrower may engage in transactions permitted by Section 5.02(c),

     provided that, in the case of each transaction permitted under this Section 5.02(b), at the time of such proposed transaction and immediately after giving effect to such proposed transaction, no Default shall have occurred and be continuing.

          (c) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, its assets, or grant any option or other right to purchase, lease or otherwise acquire its assets, other than:

               (i) sales of inventory in the ordinary course of its business,

               (ii) any sale of assets in a transaction authorized by subsections (b) (i), (ii) or (iii) of this Section 5.02,

               (iii) the sale of the Borrower's remaining interest in ShopKo Stores Inc.,

               (iv) sales of notes receivable payable to the Borrower or any Subsidiary of the Borrower to the extent such sales are accounted for as true sales in accordance with generally accepted accounting principles and

               (v) other sales, leases, transfers or other dispositions of assets of the Borrower or any of its Subsidiaries not to exceed in the aggregate

          10% of the Consolidated assets of the Borrower and its Subsidiaries for all such sales, leases, transfers or other dispositions, provided that the Consolidated assets of the Borrower and its Subsidiaries shall be determined at the time of any such sale, lease, transfer or other disposition by reference to the most recent financial statements of the Borrower delivered pursuant to Section 5.01(f)(i)(x) or (y) (excluding from this amount the sale by the Borrower of its remaining interest in ShopKo Stores, Inc.).

          (d) Debt of Subsidiaries. Permit any of its Subsidiaries to create, incur, assume or suffer to exist any Debt, other than:

               (i) Debt owed to the Borrower or to a wholly owned Subsidiary of the Borrower, provided that in no event shall any Subsidiary of the Borrower be permitted to create, incur, assume or suffer to exist any Debt to the Borrower as a result of, or in connection with, the sale, lease, transfer or other disposition of assets by the Borrower to such Subsidiary,

               (ii) Debt incurred to finance the purchase price of real property, fixtures or equipment acquired by such Subsidiary from a Person other than the Borrower or any other Subsidiary of the Borrower, provided that such real property, fixtures or equipment shall be purchased on an arm's-length basis and at a fair market value as reasonably determined at the time of such acquisition by the authorized officers or the Board of Directors of the Borrower, as the case may be, in a manner consistent with the Borrower's standard procedures,

               (iii) secured Debt assumed by such Subsidiary in connection with the acquisition of real property, fixtures or equipment which Debt (x) is secured only by such property and (y) is outstanding at the time of the acquisition of such property and not incurred to finance the acquisition thereof, provided that the aggregate of all such Debt assumed in any such acquisition or related acquisitions shall not exceed 75% of the fair market value of the property, fixtures or equipment so acquired and by which such Debt is secured as reasonably determined at the time of each such acquisition by the authorized officers or the Board of Directors of the Borrower, as the case may be, in a manner consistent with the Borrower's standard procedures,

               (iv) secured Debt of a Person that is acquired by the Borrower or a Subsidiary of the Borrower, which Person will be, upon such acquisition, a Subsidiary of the Borrower and which Debt (x) is secured only by the assets of such Person and (y) is outstanding at the time of the acquisition of such Person and not incurred to finance the acquisition thereof, provided that the aggregate of all such Debt assumed in any such acquisition or related acquisitions shall not exceed 75% of the fair market value of the assets of such Person as reasonably determined at the time of the assumption of such Debt by the authorized officers or the Board of Directors of the Borrower, as the case may be, in a manner consistent with the Borrower's standard procedures (excluding from the determination of the fair market value of the acquired Person all amounts attributable to intangible assets thereof including, but not limited to, goodwill, licenses and rights in any thereof, trade names, trademarks and other similar intangibles),

               (v) indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business,

               (vi) Debt existing on the date hereof, including Debt of the Subsidiaries of the Borrower for borrowed money in a principal amount of $5,000,000 or greater as set forth on Schedule III,

               (vii) any extension, refinancing, or renewal of any of the Debt specified in subclauses (i) through (iv) and subclause (vi) of this subsection (d) not resulting in an increase in the principal amount of such Debt so extended, refinanced, or renewed and

               (viii) other Debt not to exceed $50,000,000 in aggregate principal amount at any time outstanding, provided that the aggregate amount permitted under this clause (viii), together with the aggregate amount of Debt secured by Liens permitted solely pursuant to clause
          (xi) of Section 5.02(a), shall not exceed $100,000,000 in aggregate principal amount at any time outstanding.



                                  ARTICLE VI

                               EVENTS OF DEFAULT

          SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

          (a) The Borrower shall fail to pay (i) any principal of any Note when the same becomes due and payable; (ii) any interest on any Note or any other amount due hereunder (other than as set forth in clause (iii) of this subsection (a)), in each case within three (3) days of the date on which the same becomes due and payable; or (iii) fees required to be paid pursuant to Section 2.04, and amounts due under Section 8.08, in each case within three (3) days of notice thereof; or

          (b) Any written representation or warranty made by the Borrower (or any of its officers) herein or in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

          (c) The Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.01(d), 5.01(e) or 5.02, or
     (ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for thirty
     (30) days after the earliest of: (i) the date written notice thereof shall have been given to the Borrower by the Agent or any Lender; (ii) the date written notice thereof shall have been given by the Borrower to the Agent or any Lender; and (iii) the date by which the Borrower was required to have delivered to the Lenders the statement required under Section 5.01(f)(ii); or

          (d) The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal amount of at least $10,000,000 in the aggregate (but excluding Debt evidenced by the Notes) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or the Borrower or any of its Subsidiaries shall fail to be in compliance with any covenant measuring the Borrower's or such Subsidiary's financial performance under any agreement or instrument relating to any Debt outstanding in a principal amount of at least $10,000,000 in the aggregate (but excluding Debt evidenced by the Notes) and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate or to permit the acceleration of, the maturity of such Debt; or any Debt outstanding in a principal amount of at least $10,000,000 in the aggregate (but excluding Debt evidenced by the Notes) shall be declared to be due and payable, or required to be prepaid (other than by a required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

          (e) The Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

          (f) Any judgment or order for the payment of money in excess of $25,000,000 or otherwise materially adverse to the business, condition (financial or otherwise), results of operations or prospects of the Borrower and its Subsidiaries taken as a whole shall be rendered against the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (g) any ERISA Event shall have occurred with respect to a Plan of the Borrower or any of its ERISA Affiliates and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans of the Borrower and its ERISA Affiliates with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Borrower and its ERISA Affiliates related to such ERISA Event) exceeds $25,000,000; or

          (h) the Borrower or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of the Borrower or any of its ERISA Affiliates that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower and its ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $10,000,000 or requires payments exceeding $1,000,000 per annum; or

          (i) the Borrower or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of the Borrower or any of its ERISA Affiliates that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan year of each such Multiemployer Plan immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $1,000,000;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that, in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                  ARTICLE VII

                                   THE AGENT

          SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

          SECTION 7.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in
Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower;
(v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 7.03. Citibank and Affiliates. With respect to its Commitment, the Advances made by it and the Notes issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Citibank were not the Agent and without any duty to account therefor to the Lenders.

          SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, any other Lender, any Co-Agent or any Lead Manager and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any other Lender, any Co-Agent or any Lead Manager and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 7.05. Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the A Notes then held by each of them (or if no A Notes are at the time outstanding or if any A Notes are held by Persons that are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees and expenses) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

          SECTION 7.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


                                 ARTICLE VIII

                                 MISCELLANEOUS

          SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the A Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 3.01, 3.02 or 3.03, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the A Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the A Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the A Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder or (f) amend this Section 8.01; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note.

          SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address at 11840 Valley View Road, Eden Prairie, MN 55344, Attention: Treasurer with a copy to the Corporate Secretary of the Borrower, at the aforesaid address; if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at 399 Park Avenue, New York, New York 10043, Attention: Bank Loan Syndication, with a copy to One Court Square, Seventh Floor, Zone One, Long Island City, New York 11120, Attention: Bank Loan Syndication; or as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Agent pursuant to Article II or VII shall not be effective until received by the Agent.

          SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 8.04. Costs and Expenses. (a) The Borrower agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all reasonable costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses) of the Agent and the Lenders, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8.04(a).

          (b) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance, or any B Advance which bears interest based on a rate per annum at which deposits in U.S. dollars are offered to prime banks in the London interbank market, is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.09(g), 2.11 or 2.13 or acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon written demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

          (c) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in
Section 2.16 shall survive the payment in full of principal and interest hereunder and under the Notes.

          SECTION 8.05. Right of Setoff. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and the Agent are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or the Agent to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and any Note held by such Lender or the Agent, whether or not such Lender or the Agent shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender and the Agent agree promptly to notify the Borrower after any such set-off and application made by such Lender or the Agent, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender and the Agent under this Section 8.05 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender and the Agent may have.

          SECTION 8.06. Binding Effect. This Agreement shall become effective (other than Sections 2.01 and 2.03, which shall only become effective upon satisfaction of the conditions set forth in Section 3.01) when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

          SECTION 8.07. Assignments and Participations. (a) Each Lender may at any time, with the consent of the Borrower (which consent shall not be unreasonably withheld), assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the A Advances owing to it and the A Note or Notes held by it); provided, however, that (i) the Borrower's consent shall not be required in the case of an assignment to another Lender or to an Affiliate of any existing Lender, (ii) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any right to make B Advances, B Advances owing to it or B Notes), (iii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall, without the consent of the Borrower and the Agent, in no event be less than the lesser of
(x) such Lender's Commitment and (y) $10,000,000 or an integral multiple of $1,000,000 in excess thereof, provided that no such limitations shall apply in the case of an assignment to an existing Lender or any Affiliate thereof, (iv) no assigning Lender shall, after giving effect to any such assignment, and as determined on the effective date of the Assignment and Acceptance with respect thereto, retain a Commitment hereunder of less than $10,000,000, (v) each such assignment shall be to an Eligible Assignee and (vi) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance (which acceptance shall not constitute a consent) and recording in the Register, an Assignment and Acceptance, together with any A Note or Notes subject to such assignment and a processing and recordation fee of $2,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender, any other Lender, any Co-Agent or any Lead Manager and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

          (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that such assignee is an Eligible Assignee, together with any A Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower. Within five (5) Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered A Note or Notes a new A Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new

A Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new A Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered A Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 hereto.

          (d) Each Lender may assign to one or more banks or other entities any B Note or Notes held by it.

          (e) The Agent shall maintain at its address referred to in Section
8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and, the Commitment of, and principal amount of the A Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (f) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) such Lender shall retain the right to consent or agree to any amendment or waiver of the provisions of this Agreement without the need to obtain the consent or agreement of its participants except with respect to any amendments or waivers that would reduce the principal, interest, fees or other amounts payable hereunder or postpone any date fixed for the payment thereof, and (v) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

          (g) Any Lender may, in connection with any assignment, or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Lender in accordance with Section 8.11.

          (h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          (i) Notwithstanding anything to the contrary in this Section 8.07 or otherwise in this Agreement, no Lender may assign all or any portion of its rights and obligations under this Agreement (including, without limitation, any B Note) or sell participations in all or a portion of its rights and obligations under this Agreement if such assignment or sale would require the Borrower to file a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or apply to qualify this Agreement, the Notes or any other evidence of its obligations to any Lender, assignee or participant under the blue sky law of any state.

          SECTION 8.08. Indemnification. The Borrower agrees to indemnify and hold harmless the Agent, each Lender and each of their Affiliates and their respective directors, officers, employees, agents, advisors and representatives (each, an "Indemnified Party"), from and against, and to promptly reimburse them and each of them, for any and all liabilities, losses, damages, actions, judgments, suits, claims, costs, out-of-pocket expenses (including, without limitation, interest, penalties and all reasonable attorneys' fees and expenses) and settlement costs that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any litigation or proceeding or governmental action or investigation (administrative or judicial), arising out of, related to or in connection with the actual or proposed use of the proceeds of the Advances, whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto or is otherwise required to respond thereto, provided that the Borrower shall not be liable hereunder to the extent such claim, damage, loss, liability or expense (i) arises out of any settlement made without the Borrower's consent, which consent shall not unreasonably be withheld, (ii) arises out of any proceeding brought against any Indemnified Party by a security holder of such Indemnified Party based upon rights afforded such security holder solely in its capacity as such, (iii) arises solely from disputes among two or more Indemnified Parties, (iv) is found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party or (v) is found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted solely from such Indemnified Party's breach of its obligations under the Loan Documents.

          SECTION 8.09. Governing Law; Submission to Jurisdiction. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.

          SECTION 8.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 8.11. Confidentiality. Except to the extent permitted by this Section 8.11 or by Section 8.07(g), the Lenders shall keep confidential all non-public information obtained by them from the Borrower pursuant to this Agreement that has been identified as such by the Borrower; provided, however, that Lenders may make such disclosure thereof as is required or requested by any governmental agency or self-regulatory organization or representative thereof with supervisory jurisdiction over it or pursuant to legal process, or as may otherwise be required by law or court order; provided further, however, that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request received by it from any governmental agency or self-regulatory organization or representative thereof (other than any such request in connection with an examination of such Lender by a governmental agency or self-regulatory organization with supervisory jurisdiction over it) for disclosure of any such non-public information prior to disclosure of such information so that the Borrower may seek an appropriate protective order. The Borrower authorizes each Lender to disclose to any of its Affiliates, attorneys, auditors and accountants and any prospective Lender or participant any and all information in such Lender's possession concerning the Borrower and any Subsidiary of the Borrower that has been delivered to such Lender by or on behalf of the Borrower pursuant to Section 5.01(f), provided that each such Person shall agree to keep such information confidential in accordance with this
Section 8.11. In no event shall any Lender be obligated or required to return any materials furnished by or on behalf of the Borrower or any of its Subsidiaries. Notwithstanding the foregoing, this Section 8.11 shall not apply to any information that is or becomes generally available to the public other than as a result of the disclosure by any Lender, participant, prospective Lender or participant or their respective representatives.

          SECTION 8.12. WAIVER OF JURY TRIAL, ETC. EACH OF THE BORROWER, THE AGENT, THE CO-AGENTS, THE LEAD MANAGERS AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF THE AGENT, ANY CO-AGENT, ANY LEAD MANAGER OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                     SUPERVALU INC.


                                     By:
                                        _________________________
                                        Title:


                                     CITIBANK, N.A.,
                                       as Agent


                                     By:
                                        _________________________
                                        Title:


                                     FIRST BANK NATIONAL ASSOCIATION,
                                       as Co-Agent


                                     By:
                                        _________________________
                                        Title:


                                     NATIONSBANK, N.A. (CAROLINAS),
                                       as Co-Agent


                                     By:
                                        _________________________
                                        Title:


                                     PNC BANK, NATIONAL ASSOCIATION,
                                       as Co-Agent


                                     By:
                                        _________________________
                                        Title:

                              THE FUJI BANK, LIMITED, CHICAGO
                                BRANCH,
                                  as Co-Agent


                              By: __________________________
                                  Title:


                              MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK,
                                  as Lead Manager


                              By: ___________________________
                                  Title:


                              ROYAL BANK OF CANADA,
                                  as Lead Manager


                              By: ___________________________
                                  Title:


                              SHAWMUT BANK, N.A.,
                                  as Lead Manager


                              By: ___________________________
                                  Title:

Commitment                       Banks
----------                       -----

$13,500,000                   BANKERS TRUST COMPANY


                              By:
                                  -------------------------
                                  Title:


$13,500,000                   BANK OF HAWAII


                              By:
                                  -------------------------
                                  Title:


$45,000,000                   CITICORP USA, INC.


                              By:
                                  -------------------------
                                  Title:


$13,500,000                   CREDIT SUISSE


                              By:
                                  -------------------------
                                  Title:


$40,000,000                   FIRST BANK NATIONAL ASSOCIATION


                              By:
                                  -------------------------
                                  Title:

Commitment                        Banks
----------                        -----

$13,500,000                   MERCANTILE BANK OF ST. LOUIS
                                NATIONAL ASSOCIATION


                              By:
                                  -------------------------
                                  Title:


$20,000,000                   MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK


                              By:
                                  -------------------------
                                  Title:


$40,000,000                   NATIONSBANK, N.A. (CAROLINAS)


                              By:
                                  -------------------------
                                  Title:


$13,500,000                   NORWEST BANK MINNESOTA,
                                NATIONAL ASSOCIATION


                              By:
                                  -------------------------
                                  Title:


$40,000,000                   PNC BANK, NATIONAL ASSOCIATION


                              By:
                                  -------------------------
                                  Title:

Commitment                        Banks
----------                        -----

$20,000,000                   ROYAL BANK OF CANADA


                              By:
                                  -------------------------
                                  Title:


$20,000,000                   SHAWMUT BANK, N.A.


                              By:
                                  -------------------------
                                  Title:


$13,500,000                   SOCIETE GENERALE


                              By:
                                  -------------------------
                                  Title:


$13,500,000                   THE BOATMEN'S NATIONAL BANK
                                OF ST. LOUIS


                              By:
                                  -------------------------
                                  Title:


$13,500,000                   THE DAI-ICHI KANGYO BANK, LTD.,
                                CHICAGO BRANCH


                              By:
                                  -------------------------
                                  Title:

Commitment                        Banks
----------                        -----

$40,000,000                   THE FUJI BANK, LIMITED, CHICAGO
                                BRANCH


                              By:
                                  -------------------------
                                  Title:


$13,500,000                   THE SANWA BANK LTD.,
                              CHICAGO BRANCH


                              By:
                                  -------------------------
                                  Title:


$13,500,000                   WACHOVIA BANK OF GEORGIA, N.A.


                              By:
                                  -------------------------
                                  Title:

                                  SCHEDULE I

                              LIST OF APPLICABLE
                                LENDING OFFICES
                                ---------------


---------------------------------------------------------------------------------------------------------------
                                                   Domestic                             Eurodollar
          Name of Bank                          Lending Office                        Lending Office
---------------------------------------------------------------------------------------------------------------

Bankers Trust Company                 Bankers Trust Company                 Bankers Trust Company
                                      130 Liberty Street                    130 Liberty Street
                                      32nd Floor                            32nd Floor
                                      New York, NY  10006                   New York, NY  10006
                                      Attn:  Katherine A. Judge             Attn:  Katherine A. Judge
                                      Tel:  (212) 250-4969                  Tel:  (212) 250-4969
                                      Fax:  (212) 250-7478                  Fax:  (212) 250-7478
---------------------------------------------------------------------------------------------------------------
Bank of Hawaii                        Bank of Hawaii                        Bank of Hawaii
                                      130 Merchant Street                   130 Merchant Street
                                      20th Floor                            20th Floor
                                      Honolulu, Hawaii  96813               Honolulu, Hawaii  96813
                                      Attn:  Iwalani                        Attn:  Iwalani
                                      Sabarre-Kapika                        Sabarre-Kapika
                                      Tel:  (808) 484-3584                  Tel:  (808) 484-3584
                                      Fax:  (808) 484-3606                  Fax:  (808) 484-3606
---------------------------------------------------------------------------------------------------------------
Citicorp USA, Inc.                    Citicorp USA, Inc.                    Citicorp USA, Inc.
                                      399 Park Avenue                       399 Park Avenue
                                      New York, NY  10043                   New York, NY  10043
                                      Attn: Rachel Heisler                  Attn: Rachel Heisler

---------------------------------------------------------------------------------------------------------------
                                                   Domestic                             Eurodollar
          Name of Bank                          Lending Office                        Lending Office
---------------------------------------------------------------------------------------------------------------
                                      Tel: (212) 559-1875                   Tel: (212) 559-1875
                                      Fax: (212) 793-7585                   Fax: (212) 793-7585
---------------------------------------------------------------------------------------------------------------
Credit Suisse                         Credit Suisse                         Credit Suisse
                                      12 E. 49th Street                     12 E. 49th Street
                                      New York, NY  10017                   New York, NY  10017
                                      Attn:  Kristin Kristinsson            Attn:  Kristin Kristinsson
                                      Tel:  (212) 238-5206                  Tel:  (212) 238-5206
                                      Fax:  (212) 238-5245                  Fax:  (212) 238-5245
---------------------------------------------------------------------------------------------------------------
First Bank National Association       First Bank National Association       First Bank National Association
                                      601 Second Avenue South               601 Second Avenue South
                                      Minneapolis, MN 55402-4302            Minneapolis, MN 55402-4302
                                      Attn:  Mark R. Olman                  Attn:  Mark R. Olman
                                      Tel:  (612) 973-1085                  Tel:  (612) 973-1085
                                      Fax:  (612) 973-0825                  Fax:  (612) 973-0825
---------------------------------------------------------------------------------------------------------------
Mercantile Bank of St. Louis          Mercantile Bank of St. Louis          Mercantile Bank of St. Louis
                                      721 Locust Street                     721 Locust Street
                                      St. Louis, MO  63101                  St. Louis, MO  63101
                                      Attn:  John Holland                   Attn:  John Holland
                                      Tel:  (314) 425-1315                  Tel:  (314) 425-1315
                                      Fax:  (314) 425-2162                  Fax:  (314) 425-2162
---------------------------------------------------------------------------------------------------------------
Morgan Guaranty Trust Company of      Morgan Guaranty Trust Company of      Morgan Guaranty Trust Company of
New York                              New York                              New York
                                      c/o J.P. Morgan Services, Inc.        c/o J.P. Morgan Services, Inc.
                                      500 Stanton Christiana Road           500 Stanton Christiana Road

---------------------------------------------------------------------------------------------------------------
                                                   Domestic                             Eurodollar
          Name of Bank                          Lending Office                        Lending Office
---------------------------------------------------------------------------------------------------------------
                                      P.O. Box 6070                         P.O. Box 6070
                                      Newark, Delaware 19713-2107           Newark, Delaware 19713-2107
                                      Attn:  Multi-Option Unit-Loan Dept.   Attn:  Multi-Option Unit-Loan Dept.
                                      Tel:  (302) 634-1800                  Tel:  (302) 634-1800
                                      Fax:  (302) 634-1094                  Fax:  (302) 634-1094
---------------------------------------------------------------------------------------------------------------
NationsBank, N.A. (Carolinas)         NationsBank, N.A. (Carolinas)         NationsBank, N.A. (Carolinas)
                                      233 South Wacker Drive                233 South Wacker Drive
                                      Suite 2800                            Suite 2800
                                      Chicago, IL  60606-6308               Chicago, IL  60606-6308
---------------------------------------------------------------------------------------------------------------
Norwest Bank Minnesota, National      Norwest Bank Minnesota, National      Norwest Bank Minnesota, National
Association                           Association                           Association
                                      Norwest Center                        Norwest Center
                                      Sixth and Marquette                   Sixth and Marquette
                                      Minneapolis, MN 55479-0085            Minneapolis, MN 55479-0085
                                      Attn:  Molly Van Metre                Attn:  Molly Van Metre
                                      Tel:  (612) 667-9147                  Tel:  (612) 667-9147
                                      Fax:  (612) 667-4145                  Fax:  (612) 667-4145
---------------------------------------------------------------------------------------------------------------
PNC Bank, National Association        PNC Bank, National Association        PNC Bank, National Association
                                      Fifth Avenue & Wood Street            Fifth Avenue & Wood Street
                                      Pittsburgh, PA  15222                 Pittsburgh, PA  15222

                                      Address for notices:                  Address for notices:
                                      -------------------                   -------------------

                                      PNC Bank, National Association        PNC Bank, National Association

---------------------------------------------------------------------------------------------------------------
                                                   Domestic                             Eurodollar
          Name of Bank                          Lending Office                        Lending Office
---------------------------------------------------------------------------------------------------------------
                                      500 West Madison Street               500 West Madison Street
                                      Suite 3140                            Suite 3140
                                      Chicago, IL  60661                    Chicago, IL  60661
                                      Attn:  Jon C. Otterberg               Attn:  Jon C. Otterberg
                                      Tel:  (312) 906-3425                  Tel:  (312) 906-3425
                                      Fax:  (312) 906-3420                  Fax:  (312) 906-3420
---------------------------------------------------------------------------------------------------------------
Royal Bank of Canada                  Royal Bank of Canada                  Royal Bank of Canada
                                      Grand Cayman (North America No.       Grand Cayman (North America No. 1)
                                      1) Branch c/o New York Branch         Branch c/o New York Branch
                                      Financial Square                      Financial Square
                                      23rd Floor                            23rd Floor
                                      New York, NY  10005-3531              New York, NY  10005-3531
                                      Attn: Manager, Loans                  Attn: Manager, Loans Administration
                                      Administration                        Tel:  (212) 428-6324
                                      Tel:  (212) 428-6324                  Fax:  (212) 428-2372
                                      Fax:  (212) 428-2372

                                                                            With a copy to:
                                                                            --------------
                                      With a copy to:
                                      --------------
                                                                            Royal Bank of Canada
                                      Royal Bank of Canada                  One North Franklin Street
                                      One North Franklin Street             Suite 700
                                      Suite 700                             Chicago, IL  60600
                                      Chicago, IL  60600                    Attn:  Karen T. Hull
                                      Attn:  Karen T. Hull                  Tel: (312) 551-1617
                                      Tel: (312) 551-1617                   Fax: (312) 551-0805

---------------------------------------------------------------------------------------------------------------
                                                   Domestic                             Eurodollar
          Name of Bank                          Lending Office                        Lending Office
---------------------------------------------------------------------------------------------------------------
                                      Fax: (312) 551-0805
---------------------------------------------------------------------------------------------------------------
Shawmut Bank, N.A.                    Shawmut Bank, N.A.                    Shawmut Bank, N.A.
                                      One Federal Street                    One Federal Street
                                      Boston, MA  02211                     Boston, MA  02211
                                      Attn:  Anahed Varsabedian             Attn:  Anahed Varsabedian
                                      Tel:  (617) 292-2609                  Tel:  (617) 292-2609
                                      Fax:  (617) 292-3241                  Fax:  (617) 292-3241
---------------------------------------------------------------------------------------------------------------
Societe Generale                      Societe Generale                      Societe Generale
                                      181 West Madison Street               181 West Madison Street
                                      Suite 3400                            Suite 3400
                                      Chicago, IL  60602                    Chicago, IL  60602
                                      Attn:  Eric E.O. Siebert              Attn:  Eric E.O. Siebert
                                      Tel:  (312) 578-5003                  Tel:  (312) 578-5003
                                      Fax:  (312) 578-5099                  Fax:  (312) 578-5099
---------------------------------------------------------------------------------------------------------------
The Boatmen's National Bank of        The Boatmen's National Bank of        The Boatmen's National Bank of
St. Louis                             St. Louis                             St. Louis
                                      One Boatmen's Plaza                   One Boatmen's Plaza
                                      St. Louis, Missouri 63101             St. Louis, Missouri 63101
                                      Attn:  Sharron Kovach                 Attn:  Sharron Kovach
                                      Tel:  (314) 466-6944                  Tel:  (314) 466-6944
                                      Fax:  (314) 466-6499                  Fax:  (314) 466-6499
---------------------------------------------------------------------------------------------------------------
The Dai-Ichi Kangyo Bank, Ltd.,       The Dai-Ichi Kangyo Bank, Ltd.,       The Dai-Ichi Kangyo Bank, Ltd.,
Chicago Branch                        Chicago Branch                        Chicago Branch
                                      10 South Wacker Drive                 10 South Wacker Drive

---------------------------------------------------------------------------------------------------------------
                                                   Domestic                             Eurodollar
          Name of Bank                          Lending Office                        Lending Office
---------------------------------------------------------------------------------------------------------------
                                      26th Floor                            26th Floor
                                      Chicago, IL  60606                    Chicago, IL  60606
                                      Attn:  Brian Cushing                  Attn:  Brian Cushing
                                             Vice President, Corporate             Vice President, Corporate
                                             Banking Dept. I                       Banking Dept. I
                                      Tel:  (312) 715-6361                  Tel:  (312) 715-6361
                                      Fax:  (312) 876-2011                  Fax:  (312) 876-2011
---------------------------------------------------------------------------------------------------------------
The Fuji Bank, Limited, Chicago       The Fuji Bank, Limited, Chicago       The Fuji Bank, Limited, Chicago
Branch                                Branch                                Branch
                                      225 W. Wacker Drive                   225 W. Wacker Drive
                                      Suite 2000                            Suite 2000
                                      Chicago, IL  60606                    Chicago, IL  60606
                                      Attn:  Vir Guiang                     Attn:  Vir Guiang
                                      Tel:  (312) 621-3385                  Tel:  (312) 621-3385
                                      Fax:  (312) 621-0539                  Fax:  (312) 621-0539
---------------------------------------------------------------------------------------------------------------
The Sanwa Bank Ltd., Chicago Branch   The Sanwa Bank Ltd., Chicago          The Sanwa Bank Ltd., Chicago
                                      Branch                                Branch
                                      10 South Wacker Drive                 10 South Wacker Drive
                                      31st Floor                            31st Floor
                                      Chicago, IL  60606                    Chicago, IL  60606
                                      Attn:  Joe Moreno                     Attn:  Joe Moreno
                                             Vice President & Manager              Vice President & Manager
                                      Tel:  (312) 368-3007                  Tel:  (312) 368-3007
                                      Fax:  (312) 346-6677                  Fax:  (312) 346-6677

---------------------------------------------------------------------------------------------------------------
                                                   Domestic                             Eurodollar
          Name of Bank                          Lending Office                        Lending Office
---------------------------------------------------------------------------------------------------------------
Wachovia Bank of Georgia, N.A.        Wachovia Bank of Georgia, N.A.        Wachovia Bank of Georgia, N.A.
                                      191 Peachtree Street, N.E.            191 Peachtree Street, N.E.
                                      Atlanta, GA  30303                    Atlanta, GA  30303
                                      Attn:  Francis Whitington Josephic    Attn:  Francis Whitington Josephic
                                      Tel:  (404) 332-4132                  Tel:  (404) 332-4132
                                      Fax:  (404) 332-6898                  Fax:  (404) 332-6898
---------------------------------------------------------------------------------------------------------------

                                  SCHEDULE II

                                  LITIGATION
                                  ----------

                                     NONE

                                  EXHIBIT A-1

                                FORM OF A NOTE



U.S.$______________    Dated:  May 26, 1995



        FOR VALUE RECEIVED, the undersigned, SUPERVALU INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of ___________________________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender's Commitment in figures] or, if less, the aggregate principal amount of the A Advances (as defined below) made by the Lender to the Borrower pursuant to the Credit Agreement outstanding on the Termination Date (as defined in the Credit Agreement).

        The Borrower promises to pay interest on the unpaid principal amount of each A Advance from the date of such A Advance until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement.

        Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Agent, at 399 Park Avenue, New York, NY 10043, in same day funds. Each A Advance made by the Lender to the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

        This Promissory Note is one of the A Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of May 26, 1995 (as amended or modified from time to time, the "Credit Agreement") among the Borrower, the Lender and certain other Banks and the Co-Agents and the Lead Managers (each as defined in the Credit Agreement) parties thereto, and Citibank, N.A., as Agent for the Lender and such other banks. The Credit Agreement, among other things, (i) provides for the making of advances (the "A Advances") by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such A Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and

                                     A-1-2

also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                     A-1-3

        The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

        This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York, United States.



                                  SUPERVALU INC.



                                    By: ______________________________
                                        Title:

                      ADVANCES AND PAYMENTS OF PRINCIPAL


================================================================================
                                          AMOUNT OF
                                          PRINCIPAL      UNPAID
              AMOUNT OF     MATURITY OF      PAID       PRINCIPAL     NOTATION
   DATE        ADVANCE        ADVANCE     OR PREPAID     BALANCE       MADE BY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

                                  EXHIBIT A-2

                                FORM OF B NOTE

U.S.$____________                                          Dated: ______________



        FOR VALUE RECEIVED, the undersigned, SUPERVALU INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _____________________________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below), on ___________________, the principal amount of ______________ Dollars
($______________).

        The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

   Interest Rate: [____% per annum (calculated on the basis of a year of ____ days for the actual number of days elapsed)].

     Interest Payment Date or Dates: ___________________________________________

        Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Agent for the account of the Lender at the office of ____________________, at ___________________________________, in
same day funds, free and clear of and without any deduction, with respect to the payee named above, for any and all present and future taxes, deductions, charges or withholdings, and all liabilities with respect thereto.

        This Promissory Note is one of the B Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of May 26, 1995 (as amended or modified from time to time, the "Credit Agreement") among the Borrower, the Lender and certain other Banks and the Co-Agents and the Lead Managers (each as defined in the Credit Agreement) parties thereto, and Citibank, N.A., as Agent for the Lender and such other banks. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

        The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

                                     A-2-2

        This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York, United States.


                                  SUPERVALU INC.



                                    By: _______________________________
                                        Title:

                                  EXHIBIT B-1

                             NOTICE OF A BORROWING







Citibank, N.A., as Agent
 for the Lenders parties
 to the Credit Agreement
 referred to below
399 Park Avenue
New York, New York  10043    [Date]



        Attention:  Bank Loan Syndication


Ladies and Gentlemen:

        The undersigned, SUPERVALU INC., refers to the Credit Agreement, dated as of May 26, 1995 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders, the Co-Agents and the Lead Managers parties thereto and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests an A Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such A Borrowing (the "Proposed A Borrowing") as required by Section 2.02(a) of the Credit
Agreement:

        (i) The Business Day of the Proposed A Borrowing is ____________.

        (ii) The Type of A Advances comprising the Proposed A Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

        (iii)  The aggregate amount of the Proposed A Borrowing is $___________.

                                     B-1-2

        [(iv) The Interest Period for each Eurodollar Rate Advance made as part of the Proposed A Borrowing is ____ month[s].]

        The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed A Borrowing:

        (A) The representations and warranties contained in Section 4.01 of the Credit Agreement (excluding that contained in the last sentence of subsection (e) thereof) are correct on and as of the date of such A Borrowing, before and after giving effect to such A Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

        (B) no event has occurred and is continuing, or would result from such Proposed A Borrowing or from the application of the proceeds therefrom, that constitutes a Default.



                                       Very truly yours,

                                       SUPERVALU INC.



                                       By:
                                           -----------------------------------
                                           Title:

                                  EXHIBIT B-2

                             NOTICE OF B BORROWING







Citibank, N.A., as Agent
 for the Lenders parties
 to the Credit Agreement
 referred to below
399 Park Avenue
New York, New York  10043                   [Date]



        Attention:  Bank Loan Syndication



Ladies and Gentlemen:

        The undersigned, SUPERVALU INC., refers to the Credit Agreement, dated as of May 26, 1995 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders, the Co-Agents and the Lead Managers parties thereto and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby requests a B Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such B Borrowing (the "Proposed B Borrowing") is requested to be made:

     (A) Date of B Borrowing           _______________________________

     (B) Amount of B Borrowing         _______________________________

     (C) Maturity Date                 _______________________________

     (D) Interest Rate Basis           _______________________________

     (E) Interest Payment Date(s)      _______________________________

                                     B-2-2

     (F) _____________________         _______________________________

     (G) _____________________         _______________________________

     (H) _____________________         _______________________________


        The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed B Borrowing:

        (a) the representations and warranties contained in Section 4.01 of the Credit Agreement (excluding that contained in the last sentence of subsection (e) thereof) are correct on and as of the date of such B Borrowing, before and after giving effect to such B Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

        (b) no event has occurred and is continuing, or would result from the Proposed B Borrowing or from the application of the proceeds therefrom, that constitutes a Default;

        (c) no event has occurred and no circumstance exists as a result of which the information concerning the undersigned that has been provided to the Agent and each Lender by the undersigned in connection with the Credit Agreement would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; and

        (d) the aggregate amount of the Proposed B Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the aggregate amount of the unused Commitments of the Lenders.

        The undersigned hereby confirms that the Proposed B Borrowing is to be made available to it in accordance with Section 2.03(a)(v) of the Credit Agreement.



                                       Very truly yours,


                                       SUPERVALU INC.


                                       By:
                                           -----------------------------------
                                           Title:

                                   EXHIBIT C

                       FORM OF ASSIGNMENT AND ACCEPTANCE



                                 Dated __________





          Reference is made to the Credit Agreement dated as of May 26, 1995 (as amended or modified from time to time, the "Credit Agreement") among SUPERVALU INC., a Delaware corporation (the "Borrower"), the Lenders, the Co-Agents and the Lead Managers (each as defined in the Credit Agreement) and Citibank, N.A., as Agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

           ____________ (the "Assignor") and______________ (the "Assignee")
agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof (other than in respect of B Advances and B Notes) that represents the percentage interest specified on Schedule 1 of all outstanding rights and obligations of the Lenders under the Credit Agreement (other than in respect of B Advances and B Notes), including, without limitation, such interest in the Assignor's Commitment, the A Advances owing to the Assignor, and the A Note[s] held by the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the A Advances owing to the Assignee will be as set forth in Section 2 of Schedule 1, and the Assignor's Commitment and the amount of A Advances owing to the Assignor will be as set forth in
Section 2 of Schedule 1.

          2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the A Note[s] referred to in paragraph 1 above and requests that the Agent exchange such A Note[s] for a new A Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new A Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on
Schedule 1 hereto.

          3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor, any other Lender, any Co-Agent or any Lead Manager and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; [and] (vi) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof[; and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced to zero by an applicable tax treaty.]/++/

          4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, and, to the extent required under Section 8.07 of the Credit Agreement, the Borrower's consent hereto, it will be delivered to the Agent for acceptance (which acceptance shall not constitute a consent) and recording by the

-----------------------
/++/ If the Assignee is organized under the laws of a jurisdiction outside the United States.

Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Agent, unless otherwise specified on Schedule 1 hereto (the "Effective Date").

          5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the A Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the A Notes for periods prior to the Effective Date directly between themselves.

          7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on
Schedule 1 hereto.

                                  Schedule 1
                                      to
                           Assignment and Acceptance

                            Dated ________________



Section 1.
---------

  Percentage Interest:            ________%

Section 2.
---------

  Assignee's Commitment:           $_______

  Aggregate Outstanding Principal
  Amount of A Advances owing
   to the Assignee:                $_______



  Assignor's Commitment after this Assignment:    $_______

  Aggregate Outstanding Principal Amount
  of A Advances owing to the Assignor after
  this Assignment:                        $_______

  An A Note payable to the order of the Assignee

                                    Dated:    ________________

                Principal amount:    $_______



  An A Note payable to the order of the Assignor

                                    Dated:    ________________

                Principal amount:    $_______

Section 3.
---------

Effective Date*:    ________________





                                  [NAME OF ASSIGNOR]


                                  By:
                                     ------------------------
                                     Title:



                                  [NAME OF ASSIGNEE]


                                  By:
                                     ------------------------
                                     Title:



                                  Domestic Lending Office (and
                                       address for notices):

                                            [Address]



                                   Eurodollar Lending Office:

                                           [Address]

--------------------------
*  This date should be no earlier than the date of acceptance by the Agent.

*[Consented to this ____ day



of _________________


SUPERVALU INC.


By:
   --------------------------
  Title:]



Accepted this ____ day

of _________________


[NAME OF AGENT]



By:
   --------------------------
   Title:




________________________
* Add if Borrower's consent is required under Section 8.07 of the Credit Agreement.